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Media Contact	Pacific Continental	Pacific Continental (Seattle)
John Fitzsimmons	Hal Brown	Basant Singh
Aspire Communications	President/CEO	EVP - Director of Greater Seattle Operations
781/ 863-1333	541/ 686-8685	206/ 676-3068
www.aspirepr.com	www.therightbank.com	www.therightbank.com
E-mail: johnf@aspirepr.com	E-mail: banking@therightbank.com	E-mail: banking@therightbank.com

PACIFIC CONTINENTAL CORPORATION COMPLETES ACQUISITION OF
NWB FINANCIAL CORPORATION
Acquisition Begins Pacific Continental Bank’s Expansion Into Washington

EUGENE, OR and SEATTLE, WA -December 1, 2005---Pacific Continental Corporation (NASDAQ: PCBK), the bank holding company for Pacific Continental Bank announced that it completed the previously announced acquisition of NWB Financial Corporation ("NWBF"), the bank holding company for Northwest Business Bank.

Shareholders of NWB Financial Corporation, at a special shareholder meeting held on November 29, 2005, overwhelmingly approved the proposed merger transaction. All other required regulatory approvals and conditions precedent have been completed or obtained thus enabling the closing of the transaction effective at the close of business on November 30, 2005. NWB Financial Corporation’s subsidiary, Northwest Business Bank was merged with and into Pacific Continental Corporation’s subsidiary, Pacific Continental Bank, at the closing. Northwest Business Bank’s two branches in Seattle and Bellevue will now operate as Pacific Continental Bank offices.

NWB Financial Corporation shareholders are entitled to receive 2.0036 shares of Pacific Continental common stock or $32.06 for each of their NWB Financial Corporation shares, depending on their individual election within certain parameters provided for in the definitive merger agreement. The total number of Pacific Continental Corporation common shares outstanding immediately after the closing is approximately 10.2 million shares. In addition, Pacific Continental completed the sale of $8 million of Trust Preferred Securities to augment its capital position.

Hal Brown, President and CEO of Pacific Continental said, “We are excited that this acquisition opens the Washington markets to Pacific Continental. We believe that clients and shareholders of the former Northwest Business Bank will find Pacific Continental’s core values to be very similar, including a strong commitment to our communities, a dedication to our clients and employees, and a focus on delivering shareholder value. We look forward to building on the success Northwest Business Bank has had in the Seattle and Bellevue markets."

Under the continued local leadership of Basant Singh, who is now PCBK’s Executive Vice President and Director of the Greater Seattle Operations, Pacific Continental expects strong growth in the highly regarded Seattle-Bellevue markets. “The Seattle-Bellevue markets are the Pacific Northwest’s largest commercial markets and provide Pacific Continental with excellent growth opportunities,” stated Singh. “In addition, the merger provided solid value for NWBF shareholders with a tremendous opportunity to further enhance the value of their investment. Now, as part of Pacific Continental, our employees have enhanced career growth opportunities and the chance to work at one of the Northwest’s premier banks,” concluded Singh.

The new operating profile of Pacific Continental will be unique among Pacific Northwest community banks with offices in three of the northwest region’s largest metropolitan areas. Pacific Continental has 12 branches stretching from Eugene to Seattle, creating one of the most attractive metropolitan branch networks in the region. PCBK now has the potential to enter into all Washington state markets including the adjacent Vancouver, Washington market, a natural future expansion opportunity for Pacific Continental’s growing Portland operation.

Former NWBF Chairman, Michael Heijer, has agreed to join the boards of directors of Pacific Continental Corporation and Pacific Continental Bank. Mr. Heijer, a native and citizen of Sweden, was a founder of Northwest Business Bank. Mr. Heijer has lived in the Seattle area since 1985 and has sixteen years experience in Pacific Northwest hotel and commercial real estate development. He is the owner of GranCorp, Inc., a commercial real estate investment company with investments in the Pacific Northwest. Mr. Heijer is also a founder and part-owner of American Legal Copy, a legal copying business serving the West Coast. He holds a bachelor's degree in economics from the University of California at Berkeley.

PCBK management continues to anticipate that total employment in the Seattle-Bellevue offices will increase to meet the company’s growth opportunities during 2006, the first year of operations as a combined company. Integration of the two banks, under the direction of PCBK Executive Vice President Roger Busse, continues ahead of schedule in all areas. PCBK continues to anticipate net cost savings and synergies as a result of the merger. Current internal estimates indicate pre-tax efficiencies in the $500,000 range during 2006. These include cost reductions in administration, accounting, information technology, board fees, annual report and shareholder record-keeping costs among others.

About Pacific Continental Bank
Pacific Continental Bank, the operating subsidiary of Pacific Continental Corporation, delivers highly personalized services through twelve banking offices in western Oregon and Washington State. Pacific Continental is unique among Pacific Northwest community banks with offices in three of the northwest region’s largest metropolitan areas including Seattle, Portland, and Eugene, establishing one of the most attractive metropolitan branch networks in the region. Pacific Continental targets the banking needs of community-based businesses, professional service providers, and nonprofit organizations. Pacific Continental has rewarded its shareholders with consecutive cash dividends for twenty-one years, and since 1979 the company has paid a cash dividend in twenty-six out of twenty-seven years. Since its founding in 1972, Pacific Continental Bank has been honored with numerous awards from diverse business and community organizations. In 2004 Oregon Business magazine ranked Pacific Continental as the #1 Oregon company to work for within its size category. In 2003, the United Way of Lane County selected Pacific Continental as its "Outstanding Corporate Citizen.” The Better Business Bureau of Oregon and Southwest Washington named Pacific Continental its 2002 “Business of the Year.” Pacific Continental Corporation’s shares are listed on the NASDAQ’s National Market under the symbol "PCBK." Additional information on Pacific Continental and its services including online and electronic banking can be found at www.therightbank.com.

Pacific Continental Safe Harbor
This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA''). Such forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those projected, including but not limited to the following: the concentration of loans of the company’s banking subsidiary , particularly with respect to commercial and residential real estate lending; changes in the regulatory environment and increases in associated costs, particularly on-going compliance expenses and resource allocation needs in response to the Sarbanes-Oxley Act and related rules and regulations; vendor quality and efficiency; employee recruitment and retention, specifically in the Bank’s Portland market; the company’s ability to control risks associated with rapidly changing technology both from an internal perspective as well as for external providers; increased competition among financial institutions; fluctuating interest rate environments; and similar matters. In regards to the merger of NWBF, it may be more difficult, costly and/ or time-consuming to combine the two companies than the parties anticipate, thereby creating disruption and difficulties during the integration process. In addition, the combined company may fail to realize projected cost savings and revenue enhancement and the accretive effect of the acquisition on Pacific Continental’s earnings. Readers are cautioned not to place undue reliance on the forward-looking statements. Pacific Continental Corporation undertakes no obligation to publicly revise or update the forward-looking statements to reflect events or circumstances that arise after the date of this release. Readers should also carefully review any risk factors described in its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents, including any Current Reports on Form 8-K furnished to or filed from time-to-time with the Securities Exchange Commission. This statement is included for the express purpose of invoking PSLRA's safe harbor provisions.

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